UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22,2019 (January 18, 2019)

J.E.M. CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-179130	46-0525801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5B, Prat Building, 13 Prat Avenue, Tsim Sha Tsui, Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

852-2770 7297
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2019, the Board of Directors of the Company appointed Mr. MingJing Xia and Mr. Yulong Yang as Directors of the Company.

Mr. MingJing Xia is a passionate investor on blockchain and its core technology. He joined the blockchain industry in 2016 and founded ZhongAo International Holding Group Co., Ltd that same year, the company has since grown to members over 160,000 in 2018 with operation in major Asian cities such as Seoul, Hong Kong, Shanghai, Shenzhen and Chongqing. Throughout his career since 1991, Mr Xia has managed teams over 20,000, he is good at public relation. Mr Xia has been an educator and trainer for 25 years (1991-2016).  Mr Xia earned his bachelor degree from Chongqing Normal University of China in June of 1991.

Mr. Yulong Yang is currently the owner and director of Picasso Digital Assets Investment Management (UK) Co., Ltd which was registered (June 8, 2018) in the United Kingdom and another Picasso Digital Assets Investment company registered in Hong Kong in April 2018, he has managed over 50 IT technical personnel worldwide. Mr. Yang is also the director (since 2016) of ZhongAo International Holding Group Co., Ltd which has operation in major Asian cities such as Seoul, Hong Kong, Shanghai, Shenzhen and Chongqing.  In his recent business endeavor of blockchain and anti-counterfeiting & traceability. During his earlier career from 2004 to 2013, Mr. Yang is a seasoned investor and good at in sales, business operation and managing teams.  Mr Yang graduated from Chongqing College of Electronic Engineering of China in June 1998.

The Company has not entered into written agreements with Mr. Xia and Mr. Yang, but the Company intends to enter agreements with them at a later date.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2018
J.E.M. Capital, Inc.

By: /s/ Earnest Leung
Earnest Leung
Chief Executive Officer